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                    Exhibit 99.1

Investor Contact	Media Contact
David Martin	Jay Cooney
+1.267.946.1407	+1.267.857.8017
dmartin@enviri.com	jcooney@enviri.com

FOR IMMEDIATE RELEASE

ENVIRI CORPORATION REPORTS THIRD QUARTER 2023 RESULTS

•Third Quarter Revenues from Continuing Operations Totaled $525 Million, an Increase of 8 Percent Over the Prior-Year Quarter

•Q3 GAAP Operating Income from Continuing Operations of $30 Million

•Adjusted EBITDA from Continuing Operations in Q3 Totaled $79 million, an Increase of 12 Percent Over the Prior-Year Quarter

•Credit Agreement Net Leverage Ratio Declined Further, to 4.5x at Quarter-End

•Full Year 2023 Adjusted EBITDA Guidance Range Increased to Between $282 Million and $289 Million; From Prior Range of $270 Million to $285 Million

PHILADELPHIA (November 2, 2023) - Enviri Corporation (NYSE: NVRI) today reported third quarter 2023 results. On a U.S. GAAP ("GAAP") basis, the third quarter of 2023 diluted loss per share from continuing operations was $0.11, after strategic expenses, an accounts receivable provision (linked to an idled steel mill) and other unusual items. Adjusted diluted earnings per share from continuing operations in the third quarter of 2023 was $0.05. These figures compare with third quarter of 2022 GAAP diluted earnings per share from continuing operations of $0.01 and adjusted diluted earnings per share from continuing operations of $0.10.

GAAP operating income from continuing operations for the third quarter of 2023 was $30 million. Adjusted EBITDA was $79 million in the quarter, compared to the Company's previously provided guidance range of $67 million to $74 million.

“Enviri again delivered strong results in the third quarter, with both Clean Earth and Harsco Environmental realizing meaningful year-on-year earnings growth thanks to solid execution across the Company,” said Enviri Chairman and CEO Nick Grasberger. “Our adjusted EBITDA margin in the third quarter was the highest since early 2020, reflecting strong operational and cost performance, successful improvement initiatives, and the continued recognition of our value-proposition by customers. We also made further progress on our ongoing objective to reduce leverage, supported by healthy cash flow generated by CE and HE.

"Looking ahead, our outlook for Q4 is positive and we’re optimistic about further business growth into 2024. Our competitive position is strong and internal initiatives will continue to further solidify our strong foundation. Lastly, the sale process for our Rail business is ongoing, and we are confident that an agreement will be signed in the coming months.”

Enviri Corporation—Selected Third Quarter Results

($ in millions, except per share amounts)	Q3 2023	Q3 2022
Revenues	$525	$487
Operating income/(loss) from continuing operations - GAAP	$30	$30
Diluted EPS from continuing operations - GAAP	$(0.11)	$0.01
Adjusted EBITDA - Non GAAP	$79	$70
Adjusted EBITDA margin - Non GAAP	15.1%	14.4%
Adjusted diluted EPS from continuing operations - Non GAAP	$0.05	$0.10
Note: Adjusted diluted earnings (loss) per share from continuing operations and adjusted EBITDA details presented throughout this release are adjusted for unusual items; in addition, adjusted diluted earnings per share from continuing operations is adjusted for acquisition-related amortization expense. See below for definition of these non-GAAP measures.

Consolidated Third Quarter Operating Results
Consolidated revenues from continuing operations were $525 million, an increase of 8 percent compared with the prior-year quarter. Both Harsco Environmental and Clean Earth realized an increase in revenues compared to the third quarter of 2022 due to higher services pricing and demand. Foreign currency translation positively impacted third quarter 2023 revenues by approximately $5 million (1 percent), compared with the prior-year period.
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The Company's GAAP operating income from continuing operations was $30 million for the third quarter of 2023, compared with a GAAP operating income of $30 million in the same quarter of 2022. Meanwhile, adjusted EBITDA totaled $79 million in the third quarter of 2023 versus $70 million in the third quarter of the prior year. Both Harsco Environmental and Clean Earth achieved higher adjusted EBITDA versus the comparable quarter of 2022.

Third Quarter Business Review

Harsco Environmental

($ in millions)	Q3 2023	Q3 2022
Revenues	$286	$265
Operating income - GAAP	$18	$22
Adjusted EBITDA - Non GAAP	$54	$51
Adjusted EBITDA margin - Non GAAP	18.9%	19.1%

Harsco Environmental revenues totaled $286 million in the third quarter of 2023, an increase of 8 percent compared with the prior-year quarter. This increase is attributable to higher services and products demand and price increases as well as the impact of FX translation. The segment's GAAP operating income and adjusted EBITDA totaled $18 million and $54 million, respectively, in the third quarter of 2023. These figures compare with GAAP operating income of $22 million and adjusted EBITDA of $51 million in the prior-year period. The year-on-year change in adjusted earnings reflects the impact of higher prices and demand as well as cost improvement initiatives.

Clean Earth

($ in millions)	Q3 2023	Q3 2022
Revenues	$239	$222
Operating income (loss) - GAAP	$21	$17
Adjusted EBITDA - Non GAAP	$34	$28
Adjusted EBITDA margin - Non GAAP	14.2%	12.7%

Clean Earth revenues totaled $239 million in the third quarter of 2023, a 7 percent increase over the prior-year quarter as a result of higher services pricing and increased volumes. The segment's GAAP operating income was $21 million and adjusted EBITDA was $34 million in the third quarter of 2023. These figures compare with GAAP operating income of $17 million and adjusted EBITDA of $28 million in the prior-year period. The year-on-year improvement in adjusted earnings reflects the above mentioned factors as well as efficiency initiatives, cost decreases and favorable business mix. As a
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result, Clean Earth's adjusted EBITDA margin increased to 14.2 percent in the third quarter of 2023 versus 12.7 percent in the comparable quarter of 2022.

Cash Flow
Net cash provided by operating activities was $18 million in the third quarter of 2023, compared with net cash provided by operating activities of $13 million in the prior-year period. Free cash flow (excluding Rail) was $10 million in the third quarter of 2023, compared with $(31) million in the prior-year period. The change in free cash flow compared with the prior-year quarter is attributable to higher cash earnings, working capital changes (net of the accounts receivable securitization benefit of $25 million in the prior-year quarter) and lower net capital spending.

2023 Outlook
The Company has again increased its 2023 guidance for Adjusted EBITDA, reflecting the Company's positive third quarter performance and business momentum. In total, this change relative to the Company's prior outlook can be attributed to improved volumes and margin performance in Clean Earth as well as modestly lower Corporate spending.

For the full year 2023, key business drivers for each segment as well as other guidance details are as follows:

Harsco Environmental adjusted EBITDA is projected to be modestly above prior-year results. For the year, higher services pricing, restructuring benefits, site improvement initiatives and new contracts are expected to be partially offset by FX translation impacts and lower commodity prices.

Clean Earth adjusted EBITDA is expected to significantly increase versus 2022, as a result of higher services pricing and volumes as well as cost reduction and operational improvement actions, offsetting the impacts of continued labor-market and supply-chain (disposal) tightness.

Corporate spending is anticipated to be higher relative to the prior year due to the normalization of certain expenditures, including travel and higher planned incentive compensation.

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2023 Full Year Outlook (Continuing Operations)	Current	Prior
GAAP Operating Income/(Loss)	$103 - $110 million	$97 - $112 million
Adjusted EBITDA	$282 - $289 million	$270 - $285 million
GAAP Diluted Earnings/(Loss) Per Share from Continuing Operations	$(0.50) - $(0.59)	$(0.42) - $(0.58)
Adjusted Diluted Earnings/(Loss) Per Share from Continuing Operations	$(0.08) - $(0.17)	$(0.09) - $(0.25)
Free Cash Flow	$25 - $35 million	$30 - $50 million
Net Interest Expense	$97 million	$94 - $95 million
Account Receivable Securitization Fees	$11 million	$10 million
Pension Expense (Non-Operating)	$22 million	$21 - $22 million
Tax Expense, Excluding Any Unusual Items	$16 - $17 million	$13 - $17 million
Net Capital Expenditures	$125 - $135 million	$125 - $135 million

Q4 2023 Outlook (Continuing Operations)
GAAP Operating Income	$20 - $27 million
Adjusted EBITDA	$62 - $69 million
GAAP Diluted Earnings/(Loss) Per Share from Continuing Operations	$(0.10) - $(0.19)
Adjusted Diluted Earnings/(Loss) Per Share from Continuing Operations	$(0.03) - $(0.12)

Conference Call
The Company will hold a conference call today at 9:00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. Those who wish to listen to the conference call webcast should visit the Investor Relations section of the Company’s website at www.enviri.com. The live call also can be accessed by dialing (833) 630-1956, or (412) 317-1837 for international callers. Please ask to join the Enviri Corporation call. Listeners are advised to dial in approximately ten minutes prior to the call. If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

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Forward-Looking Statements
The nature of the Company's business, together with the number of countries in which it operates, subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "outlook," "plan" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including changes in general economic conditions or health conditions; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards and amounts; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (7) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (8) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (9) disruptions associated with labor disputes and increased operating costs associated with union organization; (10) the seasonal nature of the Company's business; (11) the Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (12) the Company's ability to negotiate, complete, and integrate strategic transactions; (13) failure to complete a process for the divestiture of the Rail segment on satisfactory terms, or at all; (14) potential severe volatility in the capital or commodity markets; (15) failure to retain key management and employees; (16) the outcome of any disputes with customers, contractors and subcontractors; (17) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged or have inadequate liquidity) to maintain their credit availability; (18)
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implementation of environmental remediation matters; (19) risk and uncertainty associated with intangible assets; (20) the risk that the Company may be unable to implement fully and successfully the expected incremental actions at the Clean Earth segment due to market conditions or otherwise and may fail to deliver the expected resulting benefits; and (21) other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part II, Item 1A, "Risk Factors," of the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2023, and Part I, Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the year ended December 31, 2022, which are filed with the Securities and Exchange Commission. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

NON-GAAP MEASURES
Measurements of financial performance not calculated in accordance with GAAP should be considered as supplements to, and not substitutes for, performance measurements calculated or derived in accordance with GAAP. Any such measures are not necessarily comparable to other similarly-titled measurements employed by other companies. The most comparable GAAP measures are included within the definitions below.

Adjusted diluted earnings per share from continuing operations: Adjusted diluted earnings (loss) per share from continuing operations is a non-GAAP financial measure and consists of diluted earnings (loss) per share from continuing operations adjusted for unusual items and acquisition-related intangible asset amortization expense. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. The Company’s management believes Adjusted diluted earnings per share from continuing operations is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies.

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Adjusted EBITDA: Adjusted EBITDA is a non-GAAP financial measure and consists of income (loss) from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest expense; defined benefit pension income (expense); facility fees and debt-related income (expense); and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs). The sum of the Segments’ Adjusted EBITDA and Corporate Adjusted EBITDA equals consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance.

Free cash flow: Free cash flow is a non-GAAP financial measure and consists of net cash provided (used) by operating activities less capital expenditures and expenditures for intangible assets; and plus capital expenditures for strategic ventures, total proceeds from sales of assets and certain transaction-related / debt-refinancing expenditures. The Company's management believes that Free cash flow is meaningful to investors because management reviews Free cash flow for planning and performance evaluation purposes. It is important to note that Free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from this measure. Free cash flow excludes the former Harsco Rail Segment since the segment is reported as discontinued operations. This presentation provides a basis for comparison of ongoing operations and prospects.
About Enviri
Enviri is transforming the world to green, as a trusted global leader in providing a broad range of environmental services and related innovative solutions. The company serves a diverse customer base by offering critical recycle and reuse solutions for their waste streams, enabling customers to address their most complex environmental challenges and to achieve their sustainability goals. Enviri is based in Philadelphia, Pennsylvania and operates in more than 150 locations in over 30 countries. Additional information can be found at www.enviri.com.

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ENVIRI CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30		September 30
(In thousands, except per share amounts)	2023	2022	2023		2022
Revenues from continuing operations:
Revenues	$524,588	$486,914	$1,540,409		$1,420,763
Costs and expenses from continuing operations:
Cost of sales	408,743	392,803	1,216,058		1,173,021
Selling, general and administrative expenses	84,389	64,146	233,174		201,234
Research and development expenses	271	193	947		545
Goodwill impairment charge	—	—	—		104,580
Property, plant and equipment impairment charge	—	—	14,099		—
Other expense (income), net	1,410	(351)	(6,964)		515
Total costs and expenses	494,813	456,791	1,457,314		1,479,895
Operating income (loss) from continuing operations	29,775	30,123	83,095		(59,132)
Interest income	1,679	952	4,701		2,289
Interest expense	(26,739)	(19,751)	(76,791)		(51,535)
Facility fees and debt-related income (expense)	(2,806)	(2,511)	(7,899)		(894)
Defined benefit pension income (expense)	(5,436)	2,118	(16,178)		6,775
Income (loss) from continuing operations before income taxes and equity income	(3,527)	10,931	(13,072)		(102,497)
Income tax benefit (expense) from continuing operations	(4,109)	(9,376)	(21,351)		(7,482)
Equity income (loss) of unconsolidated entities, net	(151)	(128)	(593)		(373)
Income (loss) from continuing operations	(7,787)	1,427	(35,016)		(110,352)
Discontinued operations:
Income (loss) from discontinued businesses	(3,317)	1,993	4,858		(35,225)
Income tax benefit (expense) from discontinued businesses	1,010	(539)	(4,364)		5,282
Income (loss) from discontinued operations, net of tax	(2,307)	1,454	494		(29,943)
Net income (loss)	(10,094)	2,881	(34,522)		(140,295)
Less: Net loss (income) attributable to noncontrolling interests	(708)	(802)	2,756		(3,056)
Net income (loss) attributable to Enviri Corporation	$(10,802)	$2,079	$(31,766)		$(143,351)
Amounts attributable to Enviri Corporation common stockholders:
Income (loss) from continuing operations, net of tax	$(8,495)	$625	$(32,260)		$(113,408)
Income (loss) from discontinued operations, net of tax	(2,307)	1,454	494		(29,943)
Net income (loss) attributable to Enviri Corporation common stockholders	$(10,802)	$2,079	$(31,766)		$(143,351)

Weighted-average shares of common stock outstanding	79,850	79,531	79,767		79,469
Basic earnings (loss) per common share attributable to Enviri Corporation common stockholders:
Continuing operations	$(0.11)	$0.01	$(0.40)		$(1.43)
Discontinued operations	$(0.03)	$0.02	$0.01		$(0.38)
Basic earnings (loss) per share attributable to Enviri Corporation common stockholders	$(0.14)	$0.03	$(0.40)	(a)	$(1.80)	(a)

Diluted weighted-average shares of common stock outstanding	79,850	79,567	79,767		79,469
Diluted earnings (loss) per common share attributable to Enviri Corporation common stockholders:
Continuing operations	$(0.11)	$0.01	$(0.40)		$(1.43)
Discontinued operations	$(0.03)	$0.02	$0.01		$(0.38)
Diluted earnings (loss) per share attributable to Enviri Corporation common stockholders	$(0.14)	$0.03	$(0.40)	(a)	$(1.80)	(a)
(a) Does not total due to rounding

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ENVIRI CORPORATION CONSOLIDATED BALANCE SHEETS
(In thousands)	September 30 2023	December 31 2022
ASSETS
Current assets:
Cash and cash equivalents	$95,592	$81,332
Restricted cash	3,095	3,762
Trade accounts receivable, net	288,030	264,428
Other receivables	29,557	25,379
Inventories	84,569	81,375
Prepaid expenses	33,941	30,583
Current portion of assets held-for-sale	268,993	266,335
Other current assets	27,620	14,541
Total current assets	831,397	767,735
Property, plant and equipment, net	641,434	656,875
Right-of-use assets, net	98,624	101,253
Goodwill	759,027	759,253
Intangible assets, net	331,246	352,160
Deferred income tax assets	14,784	17,489
Assets held-for-sale	89,986	70,105
Other assets	70,937	65,984
Total assets	$2,837,435	$2,790,854
LIABILITIES
Current liabilities:
Short-term borrowings	$14,006	$7,751
Current maturities of long-term debt	14,990	11,994
Accounts payable	202,067	205,577
Accrued compensation	59,224	43,595
Income taxes payable	7,654	3,640
Current portion of operating lease liabilities	25,434	25,521
Current portion of liabilities of assets held-for-sale	139,219	159,004
Other current liabilities	130,295	140,199
Total current liabilities	592,889	597,281
Long-term debt	1,400,428	1,336,995
Retirement plan liabilities	48,593	46,601
Operating lease liabilities	74,305	75,246
Liabilities of assets held-for-sale	4,400	9,463
Environmental liabilities	25,309	26,880
Deferred tax liabilities	31,349	30,069
Other liabilities	46,397	45,277
Total liabilities	2,223,670	2,167,812
ENVIRI CORPORATION STOCKHOLDERS’ EQUITY
Common stock	146,079	145,448
Additional paid-in capital	235,245	225,759
Accumulated other comprehensive loss	(550,334)	(567,636)
Retained earnings	1,582,675	1,614,441
Treasury stock	(849,944)	(848,570)
Total Enviri Corporation stockholders’ equity	563,721	569,442
Noncontrolling interests	50,044	53,600
Total equity	613,765	623,042
Total liabilities and equity	$2,837,435	$2,790,854

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ENVIRI CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Three Months Ended September 30		Nine Months Ended September 30
(In thousands)	2023	2022	2023	2022
Cash flows from operating activities:
Net income (loss)	$(10,094)	$2,881	$(34,522)	$(140,295)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	35,397	31,892	102,893	97,959
Amortization	8,295	8,538	24,327	25,605
Deferred income tax (benefit) expense	(5,424)	(1,660)	2,198	(12,056)
Equity (income) loss of unconsolidated entities, net	151	128	593	373
Dividends from unconsolidated entities	—	—	—	526
(Gain) loss on early extinguishment of debt	—	—	—	(2,254)
Goodwill impairment charge	—	—	—	104,580
Property, plant and equipment impairment charge	—	—	14,099	—
Other, net	597	(639)	4,743	381
Changes in assets and liabilities, net of acquisitions and dispositions of businesses:
Accounts receivable	8,217	(12,613)	(48,166)	74,994
Income tax refunds receivable, reimbursable to seller	—	—	—	7,687
Inventories	(2,596)	(2,904)	(10,548)	(11,339)
Contract assets	4,852	1,753	1,317	9,589
Right-of-use assets	8,256	7,446	24,467	21,829
Accounts payable	(13,778)	(5,817)	(818)	13,030
Accrued interest payable	(6,636)	(6,819)	(6,828)	(7,559)
Accrued compensation	11,242	325	20,436	(5,559)
Advances on contracts	(8,846)	7,639	(21,824)	(5,987)
Operating lease liabilities	(8,190)	(7,403)	(22,980)	(21,498)
Retirement plan liabilities, net	606	(6,242)	(4,862)	(27,829)
Other assets and liabilities	(4,067)	(3,083)	1,647	8,984
Net cash provided (used) by operating activities	17,982	13,422	46,172	131,161
Cash flows from investing activities:
Purchases of property, plant and equipment	(27,289)	(39,854)	(93,630)	(101,645)
Proceeds from sales of assets	641	1,698	2,080	8,289
Expenditures for intangible assets	(51)	(47)	(478)	(147)
Proceeds from note receivable	—	—	11,238	8,605
Net proceeds (payments) from settlement of foreign currency forward exchange contracts	4,442	8,572	2,034	13,571
Payments for settlements of interest rate swaps	—	(463)	—	(2,586)
Other investing activities, net	378	67	462	220
Net cash used by investing activities	(21,879)	(30,027)	(78,294)	(73,693)
Cash flows from financing activities:
Short-term borrowings, net	3,595	308	4,196	277
Current maturities and long-term debt:
Additions	61,996	54,468	185,992	159,429
Reductions	(49,795)	(45,970)	(140,522)	(198,831)
Contributions from noncontrolling interests	—	—	1,654	—
Dividends paid to noncontrolling interests	—	(4,841)	—	(4,841)
Sale of noncontrolling interests	—	—	—	1,901
Stock-based compensation - Employee taxes paid	(136)	(119)	(1,374)	(1,817)
Payment of contingent consideration	—	—	—	(6,915)
Net cash (used) provided by financing activities	15,660	3,846	49,946	(50,797)
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	(2,442)	(3,011)	(4,231)	(8,762)
Net increase (decrease) in cash and cash equivalents, including restricted cash	9,321	(15,770)	13,593	(2,091)
Cash and cash equivalents, including restricted cash, at beginning of period	89,366	100,807	85,094	87,128
Cash and cash equivalents, including restricted cash, at end of period	$98,687	$85,037	$98,687	$85,037
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ENVIRI CORPORATION REVIEW OF OPERATIONS BY SEGMENT (Unaudited)
	Three Months Ended		Three Months Ended
	September 30, 2023		September 30, 2022
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$285,877	$17,867	$264,717	$22,117
Clean Earth	238,711	21,497	222,197	17,315
Corporate	—	(9,589)	—	(9,309)
Consolidated Totals	$524,588	$29,775	$486,914	$30,123

	Nine Months Ended		Nine Months Ended
	September 30, 2023		September 30, 2022
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$848,659	$52,885	$804,367	$63,931
Clean Earth	691,750	61,002	616,396	(95,650)
Corporate	—	(30,792)	—	(27,413)
Consolidated Totals	$1,540,409	$83,095	$1,420,763	$(59,132)

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ENVIRI CORPORATION RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS TO DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended			Nine Months Ended
	September 30			September 30
	2023		2022	2023		2022
Diluted earnings (loss) per share from continuing operations, as reported	$(0.11)		$0.01	$(0.40)		$(1.43)
Facility fees and debt-related expense (income) (a)	—		0.01	—		(0.01)
Corporate strategic costs (b)	0.01		—	0.03		—
Corporate contingent consideration adjustment (c)	(0.01)		—	(0.01)		—
Harsco Environmental segment severance costs (d)	0.01		—	0.01		—
Harsco Environmental net gain on lease incentive (e)	—		—	(0.12)		—
Harsco Environmental property, plant and equipment impairment charge, net of noncontrolling interest (f)	—		—	0.10		—
Harsco Environmental accounts receivable provision (g)	0.07		—	0.07		—
Clean Earth segment goodwill impairment charge (h)	—		—	—		1.32
Clean Earth segment severance costs (i)	—		0.01	—		0.03
Clean Earth segment contingent consideration adjustments (j)	—		(0.01)	—		(0.01)
Taxes on above unusual items (k)	—		—	0.07		(0.04)
Adjusted diluted earnings (loss) per share from continuing operations, including acquisition amortization expense	(0.02)	(m)	0.02	(0.26)	(m)	(0.14)
Acquisition amortization expense, net of tax (l)	0.07		0.08	0.21		0.23
Adjusted diluted earnings (loss) per share from continuing operations	$0.05		$0.10	$(0.05)		$0.09
(a)Costs incurred at Corporate to amend the Company's Senior Secured Credit Facilities, partially offset by a gain on the repurchase of $25.0 million of Senior Notes (Q3 2022 $1.1 million pre-tax expense; nine months 2022 $0.5 million pre-tax income).
(b)Certain strategic costs incurred at Corporate associated with supporting and executing the Company's long-term strategies (Q3 2023 $1.0 million pre-tax expense; nine months ended 2023 $2.3 million pre-tax expense). 2022 included the relocation of the Company's headquarters, in addition to other certain strategic costs incurred at Corporate (Q3 2022 $0.3 million pre-tax expense; nine months 2022 $0.1 million pre-tax expense).
(c)Adjustment related to a previously recorded liability related to a contingent consideration from the Company's acquisition of Clean Earth (Q3 2023 and nine months ended 2023 $0.8 million pre-tax income).
(d)Severance and related costs incurred in the Harsco Environmental segment (Q3 2023 and nine months ended 2023 $1.1 million pre-tax expense).
(e)Net gain recognized for a lease modification that resulted in a lease incentive for the Company for a site relocation prior the end of the expected lease term (nine months ended 2023 $9.8 million pre-tax income).
(f)Non-cash property, plant and equipment impairment charge related to abandoned equipment at a Harsco Environmental site, net of noncontrolling interest impact (nine months ended 2023 net $7.9 million, which includes $14.1 million pre-tax expense, net of $6.2 million that represents the noncontrolling partner's share of the impairment charge).
(g)Accounts receivable provision related to a customer in the Middle East (Q3 2023 and nine months ended 2023 $5.3 million pre-tax expense).
(h)Non-cash goodwill impairment charge in the Clean Earth segment (nine months 2022 $104.6 million pre-tax expense).
(i)Severance and related costs incurred in the Clean Earth segment (Q3 2022 $1.1 million pre-tax expense; nine months 2022 $2.5 million pre-tax expense).
(j)Adjustment to a contingent consideration related to an acquisition in the Clean Earth segment (Q3 2022 and nine months 2022 $0.8 million pre-tax income).
(k)Unusual items are tax-effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded.
(l)Pre-tax acquisition amortization expense was $7.4 million and $7.7 million in Q3 2023 and 2022, respectively, and after-tax was $5.7 million and $6.0 million in Q3 2023 and 2022, respectively. Pre-tax acquisition amortization expense was $21.5 million and $23.4 million for the nine months ended 2023 and 2022, respectively, and after-tax was $16.6 million and $18.4 million for the nine months ended 2023 and 2022, respectively.
(m)Does not total due to rounding.

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ENVIRI CORPORATION RECONCILIATION OF PROJECTED ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS TO DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS (a) (Unaudited)

	Projected		Projected
	Three Months Ending		Twelve Months Ending
	December 31		December 31
	2023		2023
	Low	High	Low		High
Diluted earnings (loss) per share from continuing operations	$(0.19)	$(0.10)	$(0.59)		$(0.50)
Corporate strategic costs	—	—	0.03		0.03
Corporate contingent consideration adjustment	—	—	(0.01)		(0.01)
Harsco Environmental segment severance costs	—	—	0.01		0.01
Harsco Environmental segment net gain on lease incentive	—	—	(0.12)		(0.12)
Harsco Environmental property, plant and equipment impairment charge, net of noncontrolling interest	—	—	0.10		0.10
Harsco Environmental accounts receivable provision	—	—	0.07		0.07
Taxes on above unusual items	—	—	0.07		0.07
Adjusted diluted earnings (loss) per share from continuing operations, including acquisition amortization expense	(0.19)	(0.10)	(0.45)	(b)	(0.36)	(b)
Estimated acquisition amortization expense, net of tax	0.07	0.07	0.28		0.28
Adjusted diluted earnings (loss) per share from continuing operations	$(0.12)	$(0.03)	$(0.17)	(b)	$(0.08)
(a) Excludes Harsco Rail Segment.
(b) Does not total due to rounding.

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ENVIRI CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Clean Earth	Corporate	Consolidated Totals

Three Months Ended September 30, 2023:
Operating income (loss), as reported	$17,867	$21,497	$(9,589)	$29,775
Corporate strategic costs	—	—	987	987
Corporate contingent consideration adjustment	—	—	(828)	(828)
Harsco Environmental segment severance costs	1,146	—	—	1,146
Harsco Environmental accounts receivable provision	5,284	—	—	5,284
Operating income (loss) excluding unusual items	24,297	21,497	(9,430)	36,364
Depreciation	28,793	6,054	550	35,397
Amortization	1,013	6,330	—	7,343
Adjusted EBITDA	$54,103	$33,881	$(8,880)	$79,104
Revenues as reported	$285,877	$238,711		$524,588
Adjusted EBITDA margin (%)	18.9%	14.2%		15.1%

Three Months Ended September 30, 2022:
Operating income (loss), as reported	$22,117	$17,315	$(9,309)	$30,123
Corporate strategic costs	—	—	346	346
Clean Earth segment severance costs	—	1,092	—	1,092
Clean Earth contingent consideration adjustment	—	(827)	—	(827)
Operating income (loss) excluding unusual items	22,117	17,580	(8,963)	30,734
Depreciation	26,772	4,576	544	31,892
Amortization	1,619	6,071	—	7,690
Adjusted EBITDA	$50,508	$28,227	$(8,419)	$70,316
Revenues as reported	$264,717	$222,197		$486,914
Adjusted EBITDA margin (%)	19.1%	12.7%		14.4%

                                                15

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Clean Earth	Corporate	Consolidated Totals

Nine Months Ended September 30, 2023:
Operating income (loss), as reported	$52,885	$61,002	$(30,792)	$83,095
Corporate strategic costs	—	—	2,253	2,253
Corporate contingent consideration adjustment	—	—	(828)	(828)
Harsco Environmental segment severance costs	1,146	—	—	1,146
Harsco Environmental segment net gain on lease incentive	(9,782)	—	—	(9,782)
Harsco Environmental property, plant and equipment impairment charge	14,099	—	—	14,099
Harsco Environmental accounts receivable provision	5,284	—	—	5,284
Operating income (loss) excluding unusual items	63,632	61,002	(29,367)	95,267
Depreciation	84,707	16,528	1,658	102,893
Amortization	3,020	18,472	—	21,492
Adjusted EBITDA	151,359	96,002	(27,709)	219,652
Revenues as reported	$848,659	$691,750		$1,540,409
Adjusted EBITDA margin (%)	17.8%	13.9%		14.3%

Nine Months Ended September 30, 2022:
Operating income (loss), as reported	$63,931	$(95,650)	$(27,413)	$(59,132)
Corporate strategic costs	—	—	128	128
Clean Earth segment goodwill impairment charge	—	104,580	—	104,580
Clean Earth segment severance costs	—	2,540	—	2,540
Clean Earth segment contingent consideration adjustment	—	(827)	—	(827)
Operating income (loss) excluding unusual items	63,931	10,643	(27,285)	47,289
Depreciation	82,311	14,213	1,435	97,959
Amortization	5,161	18,277	—	23,438
Adjusted EBITDA	151,403	43,133	(25,850)	168,686
Revenues as reported	$804,367	$616,396		$1,420,763
Adjusted EBITDA margin (%)	18.8%	7.0%		11.9%
                                                16

ENVIRI CORPORATION RECONCILIATION OF CONSOLIDATED ADJUSTED EBITDA TO CONSOLIDATED INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended September 30
(In thousands)	2023	2022
Consolidated income (loss) from continuing operations	$(7,787)	$1,427

Add back (deduct):
Equity in (income) loss of unconsolidated entities, net	151	128
Income tax (benefit) expense	4,109	9,376
Defined benefit pension expense (income)	5,436	(2,118)
Facility fees and debt-related expense (income)	2,806	2,511
Interest expense	26,739	19,751
Interest income	(1,679)	(952)
Depreciation	35,397	31,892
Amortization	7,343	7,690

Unusual items:
Corporate strategic costs	987	346
Corporate contingent consideration adjustment	(828)	—
Harsco Environmental segment severance costs	1,146	—
Harsco Environmental accounts receivable provision	5,284	—
Clean Earth segment severance costs	—	1,092
Clean Earth segment contingent consideration adjustment	—	(827)
Consolidated Adjusted EBITDA	$79,104	$70,316

                                                17

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED EBITDA TO CONSOLIDATED INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Nine Months Ended September 30
(In thousands)	2023	2022
Consolidated income (loss) from continuing operations	$(35,016)	$(110,352)

Add back (deduct):
Equity in (income) loss of unconsolidated entities, net	593	373
Income tax (benefit) expense	21,351	7,482
Defined benefit pension expense (income)	16,178	(6,775)
Facility fee and debt-related expense	7,899	894
Interest expense	76,791	51,535
Interest income	(4,701)	(2,289)
Depreciation	102,893	97,959
Amortization	21,492	23,438

Unusual items:
Corporate strategic costs	2,253	128
Corporate contingent consideration adjustment	(828)	—
Harsco Environmental segment severance costs	1,146	—
Harsco Environmental segment net gain on lease incentive	(9,782)	—
Harsco Environmental property, plant and equipment impairment charge	14,099	—
Harsco Environmental accounts receivable provision	5,284	—
Clean Earth segment goodwill impairment charge	—	104,580
Clean Earth segment severance costs	—	2,540
Clean Earth segment contingent consideration adjustments	—	(827)
Adjusted EBITDA	$219,652	$168,686

                                                18

ENVIRI CORPORATION RECONCILIATION OF PROJECTED CONSOLIDATED ADJUSTED EBITDA TO PROJECTED CONSOLIDATED INCOME FROM CONTINUING OPERATIONS (a) (Unaudited)
	Projected				Projected
	Three Months Ending				Twelve Months Ending
	December 31				December 31
	2023				2023
(In millions)	Low		High		Low		High
Consolidated loss from continuing operations	$(15)		$(7)		$(49)		$(41)

Add back (deduct):
Income tax (income) expense	1		2		22		23
Facility fees and debt-related (income) expense	3		3		11		10
Net interest	25		24		97		97
Defined benefit pension (income) expense	6		5		22		21
Depreciation and amortization	43		43		167		167

Unusual items:
Corporate strategic costs	—		—		2		2
Corporate contingent consideration adjustment	—		—		(1)		(1)
Harsco Environmental segment severance costs	—		—		1		1
Harsco Environmental net gain on lease incentive	—		—		(10)		(10)
Harsco Environmental property, plant and equipment impairment charge	—		—		14		14
Harsco Environmental accounts receivable provision	—		—		5		5
Consolidated Adjusted EBITDA	$62	(b)	$69	(b)	$282	(b)	$289	(b)

(a) Excludes former Harsco Rail Segment
(b) Does not total due to rounding.

                                                19

ENVIRI CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30		September 30
(In thousands)	2023	2022	2023	2022
Net cash provided (used) by operating activities	$17,982	$13,422	$46,172	$131,161
Less capital expenditures	(27,289)	(39,854)	(93,630)	(101,645)
Less expenditures for intangible assets	(51)	(47)	(478)	(147)
Plus capital expenditures for strategic ventures (a)	507	920	2,458	1,428
Plus total proceeds from sales of assets (b)	641	1,698	2,080	8,289
Plus transaction-related expenditures (c)	917	758	1,045	1,854
Harsco Rail free cash flow deficit/(benefit)	17,452	(8,161)	41,137	30,827
Free cash flow	$10,159	$(31,264)	$(1,216)	$71,767

(a)Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s condensed consolidated financial statements.
(b)Asset sales are a normal part of the business model, primarily for the Harsco Environmental segment.
(c)Expenditures directly related to the Company's divestiture transactions and other strategic costs incurred at Corporate.

                                                20

ENVIRI CORPORATION RECONCILIATION OF PROJECTED FREE CASH FLOW TO PROJECTED NET CASH PROVIDED BY OPERATING ACTIVITIES (a) (Unaudited)
	Projected Twelve Months Ending December 31
	2023
(In millions)	Low	High
Net cash provided by operating activities	$145	$165
Less net capital / intangible asset expenditures	(125)	(135)
Plus capital expenditures for strategic ventures	4	4
Plus transaction-related expenditures	1	1
Free cash flow	$25	$35

(a) Excludes former Harsco Rail Segment

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